EXHIBT 11

               CALCULATION OF WEIGHTED AVG SHARES
           OUTSTANDING FOR NET INCOME (LOSS) PER SHARE



                                                                         DECEMBER 30,
                                                            ------------------------------------
                                                                  1998              1999
                                                            ------------------------------------
EARNINGS:

NET INCOME(LOSS)                                             $ (3,522,700.00)     $ (932,838.00)
                                                            ====================================

SHARES:
WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING                                                     6,068,000.00       6,099,435.00

                                                                           -                  -
                                                            ------------------------------------
AVERAGE COMMON SHARES OUTSTANDING AND EQUIVALENTS               6,068,000.00       6,099,435.00
                                                            ====================================
NET INCOME (LOSS) PER SHARE                                  $         (0.58)      $      (0.15)
                                                            ====================================
